UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2005

LOGILITY, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-23057	58-2281338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-9777

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Controller and Principal Accounting Officer

Effective February 16, 2005, the Registrant appointed Michael Robert Dowling, age 36, as its Controller and Principal Accounting Officer. Mr. Dowling will report to the Chief Financial Officer of the Registrant.

Prior to his appointment, Mr. Dowling was Corporate Controller (since August 2002) for XcelleNet, Inc., a leading enterprise software company in the mobile infrastructure space, which was recently acquired by Sybase, Inc. His responsibilities with XcelleNet included internal and external financial reporting, working capital management, and treasury functions. Previous positions included Controller for Movaz Networks from February 2002 to August 2002, Manager of Finance for Nortel Networks from June 2000 to February 2002, and Controller and Assistant Secretary for PaySys International from March 1998 to June 2000. Mr. Dowling graduated from the University of Central Florida with a BS in Business Administration and is a certified public accountant in Georgia.

Mr. Dowling has not entered into any employment agreement with the Registrant, and there are no current plans for such an agreement.

Mr. Dowling has also been appointed, effective February 16, 2005, to serve as Controller and Principal Accounting Officer of American Software, Inc., which owns 87% of the common stock of the Registrant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGILITY, INC.

Dated: February 21, 2005	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

3